Exhibit 32.1

              SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.  350),

the undersigned, Jack Abramov, Chief Executive Officer of House of Taylor Jewelry, Inc. (the "Company") has executed this certification in connection with the  filing  with  the  Securities  and  Exchange  Commission  of the  Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 (the "Report").

      The undersigned certifies that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 20th  day of November 2006.

                                                 HOUSE OF TAYLOR JEWELRY, INC.

                                                 /s/ Jack Abramov

                                                  -----------------------------

                                                 Name: Jack Abramov

                                                 Title: Chief Executive Officer